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                                                                   EXHIBIT 10(d)

                             AETHERWORKS CORPORATION
                          1998 NOTE PURCHASE AGREEMENT

This Agreement is made and entered into as of May 12, 1998 by and between AetherWorks Corporation, a Minnesota corporation (the "Company") and Digi International Inc., a Delaware corporation ("Digi"), sometimes referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, On or about October 14, 1997 the Parties entered into the following agreements: 1997 Note Purchase Agreement, Note A, Note B, 1997 Shareholder Voting Agreement, 1997 Security Agreement, and Co-Sale Agreement (collectively, referred to herein as the "1997 Agreements"); and

WHEREAS, On or about September 12, 1997, the Parties entered into an Equipment Lease; and

WHEREAS, In order to facilitate a restructuring of the debt, and other rights and responsibilities contemplated by the 1997 Agreements;

NOW THEREFORE, in consideration of the foregoing premises and the Parties' other rights and obligations set forth in this Agreement, the Parties hereby agree as follows:

1.       Rescission of Certain Agreements; Releases

The 1997 Note Purchase Agreement, 1997 Shareholder Voting Agreement, and Co-Sale
         Agreement are hereby rescinded and shall be of no further force or effect. Each Party hereby releases the other Party, and each of its officers, directors and employees, from any obligations and all causes of action that are owed now or may arise in the future.

2.       Amendment and Restatement of Certain Agreements and Instruments

         2.1 Note A and Note B shall be amended and restated by issuance of a new note to Digi dated May 12, 1998 (the "1998 Note"), in the amount of Eight Million Dollars ($8,000,000) in the form of Exhibit 1, which shall fully satisfy the Company's obligations under Note A and Note B.

         2.2 In the event the 1998 Note is lost, stolen or destroyed, and upon receipt of evidence of that fact and a bond of indemnity, reasonably satisfactory to the Company, the Company will issue a replacement note to Digi.

         2.3 The Equipment Lease shall be amended and restated in the form of
         Exhibit 2 and shall be known as the "Amended and Restated Equipment Lease."

         2.4 The 1997 Security Agreement shall be amended and restated in the form of Exhibit 3, and shall be known as the "1998 Amended and Restated Security Agreement." On or prior to the Closing Date, the Company and Digi agree to (i) terminate all documents and filings made in connection with the 1997 Security Agreement, (ii) execute all documents deemed necessary to release Digi's security interest in the collateral thereunder, and (iii) file all documents and filings necessary to perfect Digi's security interest in the Collateral as defined in the 1998 Amended and Restated Security



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         Agreement and Amended and Restated Equipment Lease, in form and substance mutually satisfactory to the Parties.

3.       Release of Certain Guarantees

         3.1 Schedule A attached hereto, includes a complete and correct list of all indebtedness, leases and other liabilities and obligation of the Company which have been previously guaranteed by Digi as of the date of this Agreement.

         3.2 Digi shall be released by the Company from its obligation under the 1997 Documents to guarantee the obligation of the Company to Carlton Corporation, Koll Real Estate Company, and Central Computer Systems Inc.

         3.3 In the case of the Company's obligations to Sanwa Leasing Corporation, Digi's guarantee shall remain in place, but shall be subordinated to the guarantee of a third party mutually agreed upon by the Parties (the "Third Party").

4.       Non Competition Agreement

         An Agreement (the "Non Competition Agreement") in the form of Exhibit 4, shall be executed by Jonathan A. Sachs on or before the execution of this Agreement.

5.       Closing

         The closing of the issuance of the 1998 Note by the Company to Digi and execution and exchange of other relevant documents to the satisfaction of the Parties, shall occur at the offices of Digi on May 12, 1998 (the "Closing Date"). At the Closing, the Company will deliver to Digi the executed 1998 Note, the Non Competition Agreement, and an executed agreement between the Company and Third Party, expressly assuming the guaranties defined in paragraph 3 above. At the Closing, Digi will deliver the 1997 Note Purchase Agreement, 1997 Shareholder Voting Agreement, 1997 Co-Sale Agreement for rescission and cancellation, as well as Note A and Note B, and partial releases for all previous UCCs, documents and other filings made in connection with the 1995 and 1997 Security Agreements.

6.       Conditions to Closing

         6.1 The representations and warranties of the Company in Section 7 shall be true in all material respects as of the Closing Date.

         6.2 All registrations and qualifications required under applicable state securities laws for the lawful execution and delivery of this Agreement, and the offer, sale, issuance and delivery of the 1998 Note shall have been obtained.

         6.3 Jonathan A. Sachs shall have entered into the Non Competition Agreement.

         6.4 Concurrent with the execution of this Agreement, the Company will execute an agreement with Third Party providing for at least $5,000,000 over 9 months, contingent



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         upon the occurrence of certain events, with at least $1,000,000 payable immediately to Company.

7.       Representations and Warranties by Company

         Except as disclosed in Schedule A hereto, the Company and its officers represent and warrant to Digi that:

         7.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota. The Company has the requisite corporate power and authority to issue the 1998 Note and otherwise perform its obligations under this Agreement.

         7.2 To the best of the Company's knowledge, except as contemplated by this Agreement, neither the execution nor delivery of this Agreement will result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company, pursuant to any applicable law, judgment, order or decree, or other instrument to which the Company is a party or by which it or any of its properties or assets or rights is bound or affected.

         7.3 No consent, authorization, approval or filing with any governmental authority is required in connection with the execution and delivery of this Agreement and the offer, issuance, or delivery of the 1998 Note, other than the qualification, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of this sale. Based on the advice of the Company's counsel, the 1998 Note will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act of 1933, as amended (the Securities Act").

         7.4 This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company. This Agreement is a valid and binding Agreement of the Company, enforceable in accordance with its terms.

         7.5 Except as disclosed on Schedule A, there are not any legal actions pending against the Company.

         7.6 The Company will provide Digi as much advance written notice as is possible in the event the Corporation expects to cease doing business as a going concern or expects to file voluntarily, or have filed against it involuntarily a petition for relief under the federal Bankruptcy Code.

8.       Representations and Warranties of Digi

         Digi and its officers represent and warrant to the Company that:

         8.1 The 1998 Note is being purchased for Digi's own account and not with the view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act.


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         8.2 Digi qualifies as an accredited investor under the Securities Act.
         Digi has such knowledge and experience in financial and business matters that Digi is capable of evaluating the merits and risks of the investment to be made hereunder by Digi.

         8.3 Digi has had access to all of the Company's material books and records, and access to the Company's executive officers has been regularly provided to Digi.

         8.4 This Agreement has been duly authorized by all necessary corporate action on behalf of Digi, and has been duly executed and delivered by authorized officers of Digi. This Agreement is a valid and binding Agreement of Digi, enforceable in accordance with its terms.

         8.5 Digi agrees that it will make no public announcement or disclosure of any kind which identifies the name of Third Party.

9.       Restriction of Transfer of Securities

         The 1998 Note is transferable only pursuant to an effective registration under the Securities Act or an exemption therefrom and shall be endorsed with a restrictive legend to that effect.

10.      Miscellaneous

         10.1 Any modification or amendment of any provision of this Agreement must be in writing and signed by both of the Parties.

         10.2 Neither this Agreement, nor any of the rights or obligations hereunder, shall be assignable without the prior written consent of the other Party.

         10.3 The laws of Minnesota shall govern the validity of this Agreement.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

DIGI INTERNATIONAL INC.

By:         /s/ Jerry A. Dusa
   -------------------------------------
Name:  Jerry A. Dusa
Its:   President and CEO

AETHERWORKS CORPORATION

By:        /s/Jonathan A. Sachs
   -------------------------------------
Name:  Jonathan A. Sachs
Its:   President and CEO